KL ENERGY CORPORATION

VOTING AGREEMENT

This Voting Agreement (this "**Agreement**") is made as of September 30, 2008 by and between Pelly Management ("**Pelly**") and the principal shareholders of KL Energy Corporation, a Nevada corporation (the "**Company**") who are listed on **Exhibit B** hereto (each a "**Principal Shareholder**," and collectively the "**Principal Shareholders**").

WHEREAS, the Company proposes to sell shares of the Company's Common Stock to certain investors pursuant to a Securities Purchase Agreement (the "**Private Placement**") and issue shares of its Common Stock to holders of certain convertible notes upon the conversion of such notes in conjunction with the Private Placement (collectively, "**Investors**").

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and other consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1. ***Shares***. During the term of this Agreement, the Principal Shareholders each agree to vote all shares of the Company's voting securities now or hereafter owned by them, whether beneficially or otherwise, or as to which they have voting power (the "**Shares**") in accordance with the provisions of this Agreement.

2. ***Election of Boards of Directors***

(a) *Voting*. During the term of this Agreement, each Principal Shareholder agrees to vote all Shares as follows:

(i) To cause or maintain the authorized size of the board of directors at 5 directors;

(ii) To elect (and maintain in office) as members of the Company's Board of Directors the following individuals:

(1) Two directors as designated by Pelly; and

(2) A third director jointly approved by the Principal Shareholders and Pelly, which approval shall take the form of a notice signed by a majority of the Principal Shareholders and Pelly.

(b) *Changes in Designees*. From time to time during the term of this Agreement, if Pelly wishes to remove or change any of the directors it designated pursuant to this Agreement, then the Principal Shareholders shall vote their Shares in accordance with Pelly's instruction regarding the removal from the Company's Board of Directors of the director or directors so

designated for removal or the election to the Company's Board Directors of any new director or directors so designated, as the case may be.

3. ***Termination***. This Agreement shall terminate upon the earlier of (i) such time as the Investors in the aggregate beneficially own less than 25% of the Company's issued and outstanding Common Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) held by non-affiliates; or (ii) a Change of Control Transaction; or (iii) the agreement of a majority-in-interest of the Investors. "**Change of Control Transaction**" means either (a) the acquisition of the Company by another entity by means of any transaction or series of related transactions to which the Company is party (including, without limitation, any stock acquisition, reorganization, merger or consolidation but excluding any sale of stock for capital raising purposes) that results in the voting securities of the Company outstanding immediately prior thereto failing to represent immediately after such transaction or series of transactions (either by remaining outstanding or by being converted into voting securities of the surviving entity or the entity that controls such surviving entity) a majority of the total voting power represented by the outstanding voting securities of the Company, such surviving entity or the entity that controls such surviving entity; or (b) a sale, lease or other conveyance of all or substantially all of the assets of the Company.

4. ***Additional Shares***. In the event that subsequent to the date of this Agreement any shares or other securities (other than pursuant to a Change of Control Transaction) are issued on, or in exchange for, any of the Shares by reason of any stock dividend, stock split, consolidation of shares, reclassification or consolidation involving the Company, such shares or securities shall be deemed to be Shares for purposes of this Agreement.

5. ***Restrictive Legend***. Each certificate representing any of the Shares subject to this Agreement shall be marked by the Company with a legend reading as follows:

> "THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT (A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER) AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON HOLDING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID VOTING AGREEMENT."

6. ***Miscellaneous***

(a) *Certain Definitions*. Shares "**held**" by a Principal Shareholder shall mean any Shares directly or indirectly owned (of record or beneficially) by such Principal Shareholder or as to which such Principal Shareholder has voting power. "**Vote**" shall included any exercise of voting rights whether at an annual or special meeting or by written consent or in any other manner permitted by applicable law.

(b) *Successors and Assigns*. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. The Company shall not permit the transfer of any Shares on its books or issue a new certificate representing any Shares unless and until the person to whom such security is to be

transferred shall have executed a written agreement pursuant to which such person becomes a party to this Agreement and agrees to be bound by all the provisions hereof as if such person was a Principal Shareholder hereunder.

(c) *Governing Law.* This Agreement shall be governed in all respects by the internal laws of the State of California as applied to agreements entered into among California residents to be performed entirely within California, without regard to principles of conflicts of law.

(d) *Titles and Subtitles.* The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

(e) *Further Assurances.* Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and so all such other acts and things as may be necessary to more fully effectuate this Agreement.

(f) *Entire Agreement.* This Agreement and the exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof. No party hereto shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein.

(g) *No Grant of Proxy.* This Agreement does not grant any proxy and should not be interpreted as doing so. Nevertheless, should the provisions of this Agreement be construed to constitute the granting of proxies, such proxies shall be deemed coupled with an interest and are irrevocable for the term of this Agreement.

(h) *Specific Performance.* It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any party, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

(i) *Amendment.* Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by a majority-in-interest of the Principal Shareholders and a majority-in-interest of the Investors. Any such amendment, waiver, discharge or termination effected in accordance with this paragraph shall be binding upon each party that has entered into this voting agreement.

(j) *No Waiver.* The failure or delay by a party to enforce any provision of this Agreement will not in any way be construed as a waiver of any such provision or prevent that party from thereafter enforcing any other provision of this Agreement. The rights granted both parties

hereunder are cumulative and will not constitute a waiver of either party's right to assert any other legal remedy available to it.

(k) *Severability.* If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

(l) *Counterparts.* This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages will be deemed binding originals.

[*Signature Page Follows*]

The parties have executed this Voting Agreement as of the date first above written.

PRINCIPAL SHAREHOLDERS:

Randy Kramer

David Litzen

Dennis Harstad

Steve Corcoran

PELLY MANAGEMENT

Signature of Authorized Signatory

Name and Title of Authorized Signatory

Exhibit A

PRINCIPAL SHAREHOLDERS

Randy Kramer

David Litzen

Dennis Harstad

Steve Corcoran